SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                December 28, 2000



                                 Videonics, Inc.
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             (Exact name of Registrant as specified in its Charter)


         California                   0-25036                 77-0118151
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(State or other jurisdiction      (SEC File No.)            (IRS Employer
      of incorporation)                                 Identification Number)


 1370 Dell Avenue, Campbell, California                          95008
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: 408-866-8300
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                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         On December 28, 2000 Videonics, Inc., Campbell, California ("Videonics") held its annual meeting of its shareholders whereby its shareholders approved the Agreement and Plan of Merger between Videonics and
Focus Enhancements, Inc., Wilmington, Massachusetts and its wholly owned subsidiary PC Video Conversion (collectively, "Focus"), that was executed on August 30, 2000 and whereby Focus will acquire all of the outstanding stock of Videonics (the "Merger"). Upon completion of the Merger, each share of Videonics common stock would be exchanged for 0.87 shares of Focus common stock. The Merger will be completed when Focus' shareholders approve an amendment to Focus' Certificate of Incorporation required to effect the Merger.

         A copy of a press release issued December 29, 2000 by the Registrant is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 2 - Agreement and Plan of Merger(1)

Exhibit 99 -- Press Release Concerning Shareholder Approval of Agreement and Plan of Merger.

         (1) Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 9, 2000 (Filing No. 000-25036).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 Videonics, Inc

Date: January 2, 2001            By:  /s/ Gary Williams
                                      -----------------
                                          Gary L. Williams
                                          Vice President of Finance and
                                          Chief Financial Officer